SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant []

Check the appropriate box:

      []    Preliminary proxy statement. [] Confidential, for use of the
                                                 Commission only (as permitted
                                                 by Rule 14a-6(e)(2).

      [X]   Definitive proxy statement.

      []    Definitive additional materials.

      []    Soliciting material pursuant to Rule 14a-12.

                              ATWOOD OCEANICS, INC.
                (Name of Registrant as Specified in Its Charter)

                              ATWOOD OCEANICS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transactions applies: N/A
  (2) Aggregate number of securities to which transaction applies: N/A
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined: N/A
  (4) Proposed maximum aggregate value of transaction: N/A
  (5) Total fee paid: None

[] Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identified the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid: N/A
         (2) Form, schedule or registration statement no.: N/A
         (3) Filing party: N/A
         (4) Date filed: N/A

                            ATWOOD OCEANICS, INC.


                           15835 PARK TEN PLACE DRIVE
                              HOUSTON, TEXAS 77084



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                            Houston, Texas
                                                           January 9, 2007

To the Shareholders of

ATWOOD OCEANICS, INC.:



     Notice is hereby given that, pursuant to the provisions of the Second Amended and Restated By-laws of Atwood Oceanics, Inc., the Annual Meeting of the Shareholders of Atwood Oceanics, Inc. will be held at the principal executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock A.M., Houston Time, on Thursday, February 8, 2007, for the following purposes:

        1. To elect seven (7) members of the Board of Directors for the term of office specified in the accompanying Proxy Statement.

        2. To approve the proposed adoption of the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan as described in the accompanying Proxy Statement.

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 29, 2006 will be entitled to notice of and to vote at the Annual Meeting.

     Shareholders are cordially invited to attend the meeting in person. Those who will not attend are requested to sign and promptly mail the enclosed proxy for which a stamped return envelope is provided.

By Order of the Board of Directors



                                                    /s/ James M. Holland
                                                    JAMES M. HOLLAND, Secretary

                         ANNUAL MEETING OF SHAREHOLDERS
                              ATWOOD OCEANICS, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                                 January 9, 2007

                        SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock, par value $1.00 per share ("Common Stock") of Atwood Oceanics, Inc., (hereinafter sometimes referred to as "we", "us", "our" or the "Company") of record at the close of business on December 29, 2006 will be entitled to vote at the Annual Meeting of Shareholders to be held February 8, 2007 at 10:00 o'clock A.M., Houston Time, at our principal executive offices, 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments thereof.

     Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on or about January 9, 2007.

                         PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of the Company. In addition to solicitation by mail, for which we will bear the cost, we may request banks, brokers and other custodians, nominees and fiduciaries who hold our Common Stock in street name to send proxy material to the beneficial owners of stock and to secure their voting instructions, if necessary. Further solicitation of proxies may be made by telephone, mail, facsimile, or oral communication with some of our shareholders, following the original solicitation. All such further solicitation will be made by our regular employees and we will bear the cost for such solicitation.

                                VOTING SECURITIES

     At the close of business on December 29, 2006, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, we had 31,079,903 shares of Common Stock outstanding.

     The election as directors of the persons nominated in this proxy statement will require the vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. The approval of adoption of the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan, referred to herein as the 2007 Plan, will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent the election of the directors nominated in this Proxy Statement or the approval of such other matters as may properly come before the meeting to the same extent as a vote withholding authority to vote for the election of directors so nominated or a vote against such other matters as may properly come before the meeting.

     Each share of Common Stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the State in which we are incorporated, require the shareholder to give our Secretary written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attn:
James M. Holland. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons appointed by the enclosed form of proxy are not expected to exercise the right to cumulate votes for election of the directors named elsewhere in this Proxy Statement, although such persons shall have discretionary authority to do so.

                             PRINCIPAL SHAREHOLDERS

     The following table reflects certain information known to us concerning persons beneficially owning more than 5% of our outstanding Common Stock as of close of business on December 29, 2006 based on information provided by a third party service provider in reports prepared for us.

Name and Address                             Shares of Common Stock    Percent
                                          Beneficially Owned of Class
                                            ----------------------     --------
H&PIDC (1)                                         4,000,000           12.87%
         1437 South Boulder Avenue
         Tulsa, Oklahoma 74119

Columbia Wanger Asset Management, L.P. (2)         3,110,750           10.00%(2)
         227 West Monroe Street, Suite 3000
         Chicago, IL  60606
-------------------
(1) Mr. Helmerich, a current Director of the Company and Director Nominee, is President, Chief Executive Officer and a director, of Helmerich & Payne, Inc. ("H&P"). Mr. Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of H&P, which has one hundred percent (100%) ownership of H&PIDC, which currently owns of record and beneficially 4,000,000 shares of our Common Stock. Mr. Helmerich has disclaimed beneficial ownership of the Common Stock owned by H&PIDC. Mr. Dotson, a current Director of the Company and Director Nominee, served as Vice President Drilling of H&P and President of H&PIDC until his retirement in 2006. Mr. Dotson continues to serve as a director of H&P.


(2) The information set forth above concerning shares of Common Stock beneficially owned by Columbia Wanger Asset Management, L.P. ("Columbia") was obtained from a report dated January 2, 2007 prepared by a third party service provider for us and the Schedule 13G dated October 6, 2006 filed with the SEC by Columbia. According to the
         Schedule 13G, Columbia had sole voting power with respect to 2,968,750 shares and sole dispositive power with respect to 3,110,750 shares of our Common Stock. At the time of the filing of the Schedule 13G, Columbia had shared voting power with respect to 142,000 shares of our Common Stock. On January 9, 2007, Columbia filed a Schedule 13G with the SEC, which indicates that as of December 31, 2006, subsequent to the record date for determination of shareholders entitled to notice of and to vote at the meeting, Columbia has sole voting power with respect to 3,502,950 shares, shared voting power with respect to 142,000 shares, and sole dispositve power with respect to 3,644,950 shares of our Common Stock, or 11.73% outstanding shares of our Common Stock as of the record date. The information set forth above includes the shares of our Common Stock held by Columbia Acorn Trust, a Massachusetts business trust to which Columbia is an advisor.

             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of Common Stock beneficially owned as of the close of business on December 29, 2006 by each of the directors, by each of the executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director,                          Shares of Common Stock      Percent
Executive Officer or Group                 Beneficially Owned          of Class
--------------------------                 ----------------------      --------

Deborah A. Beck                                 8,244 (2)                 (1)
Robert W. Burgess                              18,644 (3)                 (1)
George S. Dotson                               14,644 (3)                 (1)
Hans Helmerich                                 14,644 (3) (4)             (1)
James R. Montague                               2,231                     (1)
William J. Morrissey                           15,444 (3)                 (1)
John R. Irwin                                 285,650 (5)                 (1)
James M. Holland                              120,568 (6)                 (1)
Glen P. Kelley                                153,100 (7)                 (1)
All directors and executive officers
as a group (9 persons)                        633,169 (8)               2.04%
------------
(1) Less than 1%.
(2) Includes 6,000 shares which may be acquired upon exercise of options. (3) Includes 13,000 shares which may be acquired upon the exercise of options. (4) See Note (1) on page 3 under "Principal Shareholders" for more information. (5) Includes 285,250 shares which may be acquired upon the exercise of options. (6) Includes 116,300 shares which may be acquired upon the exercise of options. (7) Includes 152,500 shares which may be acquired upon the exercise of options. (8) Includes 612,050 shares which may be acquired upon the exercise of options.


                               EXECUTIVE OFFICERS

     The persons indicated below are our executive officers. The office held, date of first election to that office and the age of each officer as of the close of business on December 29, 2006 are indicated opposite his name.

                                 Date of
                                  First
       Name                    Offices Held               Election       Age
       ----                    ------------               --------       ---


       John R. Irwin           President and Chief          March         61
                               Executive Officer             1993

       James M. Holland        Senior Vice President        October       61
                               and Secretary                 1988

       Glen P. Kelley          Senior Vice President -      October      58
                               Marketing and                 1988
                               Administration

     No family relationship exists between any of the above executive officers or the nominated directors listed below. All of our officers serve at the pleasure of the Board of Directors and may be removed at any time with or without cause. Each of our executive officers has served as one of our executive officers during the past five (5) years.

     Mr. Irwin joined us in July 1979, serving as Operations Manager - Technical Services. He was elected Vice President - Operations in November 1980, Executive Vice President in October 1988, President and Chief Operating Officer in November 1992, and President and Chief Executive Officer in March 1993.

     Mr. Holland joined us as Accounting Manager in April 1977. He was elected Vice President - Finance in May 1981 and Senior Vice President and Secretary in October 1988.

     Mr. Kelley rejoined us in January 1983 as Manager of Operations Administration. He was elected Vice President - Contracts and Administration in October 1988 and Senior Vice President - Marketing and Administration in December 2004.

ITEM 1 - ELECTION OF DIRECTORS

     At the meeting, seven (7) directors are to be elected for terms of one year each. All seven (7) director nominees are currently serving as directors and are standing for re-election.

     The persons  named in the enclosed form of proxy (James M. Holland and Glen
P. Kelley) have advised that they will vote all shares represented by proxies for the election of the seven (7) nominees for director listed below, unless authority to so vote is withheld by the shareholder. Such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If any of the nominees listed below becomes unavailable for any reason, the shares represented by the proxies will be voted for the election of such person, if any, as may be designated by the Board of Directors.

                           Present       Served as
                           Position      a Director
                           with the      Continuously       Term to
Nominees                   Company       Since             Extend to     Age
--------                   ---------     ------------      ---------     ----


Deborah A. Beck            Director      February           February      59
                                           2003              2008

Robert W. Burgess          Director      September          February      65
                                           1990              2008

George S. Dotson           Director      February           February      66
                                           1988              2008

Hans Helmerich             Director      February           February      48
                                           1989              2008

John R. Irwin              Director,     November           February      61
                           President       1992               2008
                           and Chief
                           Executive
                           Officer

James R. Montague          Director        June             February      59
                                           2006               2008

William J. Morrissey       Director      November           February      79
                                           1969               2008


     Until her retirement in 2006, Ms. Beck was employed by the Northern Mutual Life Insurance Company for over five (5) years where she served in various executive capacities including Executive Vice President Planning and Technology, Senior Vice President-Insurance Operations, Vice President - New Business, and Vice-President of Policy Benefits. Northwestern Mutual is a leading direct provider of individual life insurance and offers insurance products, investment products and advisory services.

     Until his retirement in 1999, Mr. Burgess served for over five (5) years as Chief Financial Officer (Senior Vice President) for CIGNA Investment Division, CIGNA Companies. CIGNA is a diversified financial services company with major businesses in insurance, health care, pensions and investments.

     Until his retirement in 2006, Mr. Dotson served for over five (5) years as Vice President Drilling of H&P and President of H&PIDC. H&P is an energy-oriented company engaged in contract drilling. He serves as a director of H&P.

     At all times during the previous five (5) years, Mr. Helmerich has served as the Chief Executive Officer as well as a director of H&P.

     Mr. Irwin has been employed by us in various executive capacities for the last twenty-eight (28) years; of which, the last thirteen (13) years he has been President and Chief Executive Officer.

     Mr. Montague is retired. From December 2001 to October 2002, Mr. Montague served as President of Encana Gulf of Mexico, Inc., a subsidiary of Encana Corporation, which is involved in oil and gas exploration and production. From 1996 to June 2001, he served as President of two subsidiaries of International Paper Company, IP Petroleum Company, an exploration and production oil and gas company, and GCO Minerals Company, a company that manages International Paper Company's mineral holdings. Mr. Montague is a director of Penn Virginia Resource Partners (NYSE:PVR), Magellan Midstream Partners (NYSE:MMP), and the non-executive Chairman of the Board of Davis Petroleum Company, a private company.

     Mr. Morrissey is retired. Mr. Morrissey served as director and Vice Chairman of the Board of Directors of Marine Corporation until the end of 1987 when Marine Corporation was acquired by Banc One Corporation, Columbus, Ohio.

Board of Director Meetings and Committees

     The Company has standing Audit, Compensation, Executive and Nominating & Corporate Governance Committees. The following chart shows the Committee membership and positions of each director:

                                                                                     Nominating &
                                                                                     Corporate
                                                   Compensation        Executive     Governance
Director                    Audit Committee        Committee           Committee     Committee
Deborah A. Beck             X                      X                                 X
Robert W. Burgess           X (Financial Expert)   X                                 X
George S. Dotson            X                      X (Chairperson)     X             X
Hans Helmerich                                                         X             X (Chairperson)
John R. Irwin                                                          X
James R. Montague                                  X                                 X
William J. Morrissey        X (Chairperson)                                          X

     The Audit Committee members are Ms. Beck and Messrs. Burgess, Dotson and Morrissey. The Board of Directors has determined that Mr. Burgess is our "Audit Committee Financial Expert" as that term is defined under the relevant federal securities laws and regulations. The Audit Committee functions to review, in general terms, the Company's accounting policies and audit procedures and to supervise internal accounting controls. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is accessible on our website, www.atwd.com, and available in print to any shareholder who requests it. The Audit Committee held six (6) meetings during fiscal year 2006, of which four (4) were telephone conferences.

     The Executive Committee, composed of Messrs. Dotson, Helmerich and Irwin, meets frequently, generally by telephone conference, for review of major decisions and to act as delegated by the Board of Directors. Our Board of Directors has adopted a written charter for the Executive Committee, a copy of which is accessible on our website, www.atwd.com.

     The Compensation Committee members, Ms. Beck, Messrs. Burgess, Dotson and Montague, are responsible for administration of the Company's stock incentive plans, and for review and approval of all salary and bonus arrangements. During fiscal year 2006, there were eight (8) meetings of the Compensation Committee, of which five (5) were a telephone conference. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached hereto as Appendix A and which is also accessible on our website, www.atwd.com, and available in print to any shareholder who requests it.

     The Nominating & Corporate Governance Committee, composed of Ms. Beck and Messrs. Burgess, Dotson, Helmerich, Montague and Morrissey, is to assist the Board of Directors ("Board") regarding the appropriate size and composition of the Board, as well as monitor and make recommendations regarding the Board's performance. The Nominating & Corporate Governance Committee held three (3) meetings during fiscal year 2006. The Nominating & Corporate Governance Committee will consider all director nominees recommended to it, including those recommended by third parties, such as shareholders. Such nominations should be directed to any member of the Nominating & Corporate Governance Committee. A specific process for communication between shareholders and the Nominating & Corporate Governance Committee is accessible on our website, www.atwd.com, under "Investor Information" - "Corporate Governance" - "Contact the Atwood Oceanics, Inc. Board of Directors". The Nominating & Corporate Governance Committee will evaluate all nominees, including those recommended by third parties such as shareholders, for the following: personal qualities such as leadership, statesmanship and responsiveness; general management qualities such as a global perspective on the business, short term results, strategic thinking and planning, knowledge of the business and preparedness; financial expertise such as value creation, capital planning, and communications with the financial investment communities; and qualities relating to the use of human resources such as developing management talent and creating an effective organization. Our Board of Directors has adopted a written charter for the Nominating & Corporate Governance Committee, a copy of which is accessible on our website, www.atwd.com, and available in print to any shareholder who requests it.

     Each of the Audit Committee charter, the Compensation Committee charter and the Nominating & Corporate Governance Committee charter state that each member must be independent as required by the New York Stock Exchange Listing Standards and as determined by the Board of Directors in its business judgment. No member of the Audit Committee, the Compensation Committee or the Nominating & Corporate Governance Committee shall have a relationship to the Company that may interfere with the exercise of his or her independent judgment and all members of such committees shall be non-employee directors. The Board of Directors has made a determination that each member of the Audit Committee, Compensation Committee and the Nominating & Corporate Governance Committee is independent and meets the requirements of the committee on which he or she serves. The Board of Directors specifically considered the relationship of H&P and H&PIDC to the Company and determined that they are not our affiliates, and, based on that fact and other considerations, Messrs. Dotson and Helmerich are also not our affiliates.

     Our Board of Directors has determined that our President, John R. Irwin, is not an independent director. Our independent directors are Deborah A. Beck, Robert W. Burgess, George S. Dotson, Hans Helmerich, James R. Montague and William J. Morrissey. We have a specific process for communications between interested parties and either the Board of Directors as a whole or the non-management members of the Board of Directors, accessible on our website, www.atwd.com, under "Investor Information" - "Corporate Governance" - "Contact the Atwood Oceanics, Inc. Board of Directors". The interested party may also submit such communications in care of our Secretary, James M. Holland, at the address of our headquarters, which is 15835 Park Ten Place Drive, Suite 200, Houston, Texas 77084. Each written communication intended for the Board of Directors as a whole or the non-management members of the Board of Directors and received by the Secretary, will be promptly forwarded to the specified party. The interested party may alternatively submit such communications through the MySafeWorkplace system. The MySafeWorkplace system can be contacted via telephone at 1-800-461-9330 or on the internet at www.MySafeWorkplace.com. The interested party should click "Go" on "Make A Report", choose Atwood Oceanics Management LP as the organization, and then select "Communicate with

Non-Management Directors" as the "Incident Type". The communication process is also further detailed on our website, www.atwd.com, along with other of our corporate governance guidelines, and is available in print to any shareholder who requests it.

     Four (4) meetings of the Board of Directors were held during fiscal year 2006, all of which were regularly scheduled meetings. Each director attended, during the time of his or her membership, at least seventy-five (75%) percent of Board of Director and Committee meetings to which he or she was assigned. Additionally, the non-employee members of the Board of Directors held four (4) meetings, of which all were in person. Mr. Helmerich presided over the meetings of the non-employee members of the Board of Directors as our "Lead Independent Director." The Company does not have a policy with regard to Board of Directors' attendance at the annual meeting. Last year, one member of the Board of Directors, Mr. Irwin, attended the annual meeting.

Code of Ethics

     Included in our corporate governance guidelines detailed on our website, www.atwd.com, and available in print to any shareholder who requests it, is the business conduct and code of ethics we have adopted which is applicable to our chief executive officer and our senior financial officer, Mr. Irwin and Mr. Holland, respectively. We intend to satisfy the disclosure requirement regarding any changes in our code of ethics we have adopted and/or any waiver therefrom by posting such information on our website or by filing a Form 8-K for such event.

Required Vote for Election of Directors

     Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.

ITEM 2 - PROPOSAL TO ADOPT THE ATWOOD OCEANICS, INC. 2007 LONG-TERM
         INCENTIVE PLAN

General

     On December 7, 2006, our Board of Directors adopted, subject to approval of our shareholders, the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan, which is referred to herein as the "2007 Plan." The 2007 Plan is effective on December 7, 2006, subject to approval of our shareholders. Awards may be made under the 2007 Plan through December 6, 2017, which is 10 years from the effective date of the 2007 Plan. Additionally, if shareholders approve the 2007 Plan, the Board of Directors shall terminate the Atwood Oceanics, Inc. Amended and Restated 2001 Stock Incentive Plan, which is referred to herein as the "2001 Plan", and shall not grant any further awards under that plan.

     The principal features of the 2007 Plan are summarized below. The summary does not purport to be a complete statement of the 2007 Plan and is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached as Appendix B to this Proxy Statement. Defined terms not defined herein have the meaning set forth in the 2007 Plan.

Purpose

     The 2007 Plan was established to create incentives to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence, are able to make important contributions to our success. Participants include our non-employee directors, our officers and employees, as well as those of our subsidiaries and affiliates. Currently, there are approximately 1,100 potential participants in the 2007 Plan, if approved by our shareholders.

Shares Available

     Under the 2007 Plan, the Compensation Committee may award restricted stock awards, stock options, stock appreciation rights (SARs), or performance units. The total number of shares reserved and available for distribution pursuant to the 2007 Plan will be 2,000,000 shares of our Common Stock (approximately 6.4% of our outstanding Common Stock as of December 29, 2006, the record date for shareholders entitled to vote on this proposal), subject to adjustment in the event of a future stock dividend, stock split, merger, consolidation, recapitalization, reclassification, spin off, combination of shares or other similar events. For the purpose of determining the number of shares of Common Stock that remain available for new awards under the 2007 Plan at any time, any shares of Common Stock granted as restricted stock awards or as SARs or performance units settled in shares of Common Stock shall be counted as
1.7 shares for each share granted, while any shares issuable pursuant to an Option shall be counted as one share for each issuable share. Shares of Common Stock underlying awards which terminate, expire, are forfeited or are cancelled without the issuance of such shares shall be available for distribution in connection with future awards pursuant to the 2007 Plan.

     Subject to adjustment as set forth in the 2007 Plan, the aggregate number of shares of Common Stock made subject to the grant of stock options and/or SARs to any (1) eligible employee in any calendar year may not exceed 300,000 and (2) any eligible director in any calendar year may not exceed 100,000. Subject to adjustment as set forth in the 2007 Plan, the aggregate number of shares of Common Stock subject to the grant of restricted stock awards and/or performance units to any (1) eligible employee in any calendar year may not exceed 150,000 and (2) individual eligible director in any calendar year may not exceed 50,000.

     We expect to register with the SEC the shares available for distribution pursuant to the 2007 Plan on Form S-8 as soon as reasonably practicable after shareholder approval of the 2007 Plan is obtained. As of January 5, 2007, the closing price on the New York Stock Exchange of our Common Stock was $45.88 per share.


Administration

     The 2007 Plan will be administered by the Compensation Committee of the Board of Directors, who are appointed or removed as set forth in the Committee's Charter, a copy of which is attached as Appendix A to this Proxy Statement and which is also available on our website at www.atwd.com. As described in its Charter, all members of the Compensation Committee are "independent" as required by the rules and regulations of the SEC and the New York Stock Exchange Listing Standards. They are also "non-employee directors" as defined under SEC Rule 16b-3 and "outside directors" as defined in the Internal Revenue Code, section 162(m). The Compensation Committee has the power and authority to grant awards to participants as provided in the 2007 Plan, and to determine the form, terms and conditions, not inconsistent with the terms of the 2007 Plan, of any award granted, based on such factors and criteria as the Compensation Committee shall determine. The Compensation Committee has the authority to establish, adopt, or revise such rules and regulations governing the 2007 Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the 2007 Plan and any award granted and any agreements relating thereto; and to otherwise take any and all action it deems necessary or advisable for the operation or administration of the 2007 Plan.

Eligibility

     All participants may be awarded Nonqualified Stock Options, restricted stock awards, SARs or performance units. Eligible employees may also receive Incentive Stock Options.

Stock Options

     The 2007 Plan permits the granting of two types of options: (i) those that qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or (ii) those that do not so qualify, or Nonqualified Stock Options. Stock options granted under the 2007 Plan shall be subject to the terms and conditions set forth in the 2007 Plan and may contain such additional terms and conditions not inconsistent with the terms of the 2007 Plan as the Compensation Committee deems appropriate. The option exercise price for each share of Common Stock covered by an option shall be determined by the Compensation Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

     The term of each stock option will be fixed by the Compensation Committee, but may not exceed 10 years from the date of grant. Stock options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Compensation Committee.

     The option exercise price may be paid by the participant (i) in cash or by check, bank draft or money order payable to the order of the Company, (ii) with certain requirements, by delivering shares of Common Stock having a Fair

Market Value on the date of payment equal to the amount of the exercise price, or (iii) by a combination of the foregoing.

     The Compensation Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Options to be granted on terms which permit transfer by the participant to (i) the ex-spouse of the participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the participant, (iii) a trust or trusts for the exclusive benefit of the spouse, children or grandchildren of the participant, or (iv) a partnership or limited liability company in which the spouse, children or grandchildren of the participant are the only partners or members; provided in each case that (x) there may be no consideration for any such transfer, (y) the Option agreement pursuant to which such stock options are granted must expressly provide for transferability in a manner consistent with the foregoing, and (z) subsequent transfers of transferred stock options shall be prohibited except those made in accordance with the transferability provisions of the 2007 Plan or by will or by the laws of descent and distribution. Following transfer, any such stock options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Except as set forth in the 2007 Plan and in the applicable Option agreement, no Option shall be transferable by the participant otherwise than by will or by laws of descent and distribution.

Restricted Stock

     Restricted stock may be issued to participants either alone or in addition to other awards granted under the 2007 Plan. The Compensation Committee shall determine participants to whom, and the time or times at which, such grants will be made, the number of shares of Common Stock to be awarded, the price (if any) to be paid by the recipient of an award, and other conditions of the awards; provided that with respect to eligible directors, restricted stock shall vest immediately subject to a three-year restriction period. In general, restricted stock awarded to eligible employees shall vest over a minimum three-year period, with all such shares vesting on or after the third anniversary. The restricted period will be set out in the award. The Compensation Committee may condition grants of restricted stock upon the attainment of specified performance goals or such other factors or criteria as the Compensation Committee may determine.

     During the restriction period, the Compensation Committee may grant to the participant, with respect to the shares of restricted stock covered by any award, all or any of the rights of a shareholder of the Company, including the right to vote the shares of Common Stock included in the award, the right to receive any dividends, and the right to purchase securities pursuant to the Rights Agreement between the Company and Continental Stock Transfer and Trust Company dated October 18, 2002. During the restriction period established by the Compensation Committee, the participant shall not be permitted to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of restricted stock awarded under the 2007 Plan.

Stock Appreciation Right

     A Stock Appreciation Right, or SAR, permits the participant to receive an amount (in cash, Common Stock or a combination thereof) equal to the number of SARs exercised by the participant multiplied by the excess of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. SARs may or may not be granted in connection with the grant of an Option. The exercise price of SARs granted under the 2007 Plan shall not be less than the Fair Market Value of a share of Common Stock on the date of grant. A SAR may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

Performance Units

     Performance units may be awarded to the participant subject to the provisions of the 2007 Plan and such other terms and conditions as the Compensation Committee may determine. Performance units give the participant the right to receive cash or Common Stock based upon the achievement of performance goals established by the Compensation Committee. These goals must exceed one year and are subject to the fulfillment of conditions that may be established by the Compensation Committee including, without limitation, the achievement of operational, financial or stock performance criteria.

Change in Control Provisions

         In the event of a Change in Control, any awards granted under the 2007 Plan to any participant shall be immediately fully vested, fully earned and exercisable, and any Restriction Period shall terminate immediately.

Termination of Employment; Termination of Service

     Stock Options and SARs. If an eligible employee's employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, disability or retirement, the eligible employee (or personal representative in the case of death) shall be entitled to exercise all or any part of any (a) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or disability in lieu of the three-month period), or (b) vested Nonqualified Stock Option or SAR during the remaining term. If an eligible employee's employment terminates for any other reason, the eligible employee shall be entitled to exercise all or any part of any vested Option or SAR for a period of up to three months from such date of termination.

     If an eligible director's service with the Company, a Subsidiary or an Affiliated Entity terminates, the eligible director (or personal representative in the case of death) shall be entitled to exercise all or any part of any Nonqualified Stock Option or SAR which is otherwise exercisable on his date of termination of service during the remaining term of such award.

     The Committee may, in its discretion, accelerate the vesting of any stock option or SAR in the case of termination of employment or service of a participant for any reason, including death, retirement, disability, or resignation, as the case may be. In no event shall any stock option or SAR be exercisable past the term established in the award agreement. Any vested stock option or SAR which is not exercised before the earlier of the dates provided above or its term, shall expire.

     Restricted Stock Awards. The Committee may, in its discretion, (i) accelerate the vesting of a restricted stock award in the case of death or disability of an eligible employee or (ii) provide for early termination of any restriction period in the case of death, retirement, or resignation of an eligible director. In the case of retirement of an eligible employee, the vesting of a restricted stock award shall be accelerated as follows:

        o no acceleration in the case of retirement within a period less than one year subsequent to the date of grant,

        o acceleration of vesting of one-third (1/3) of the shares included in the restricted stock award in the case of retirement within a period greater than one year, but less than two years subsequent to the date of grant, and

        o acceleration of vesting of two-thirds (2/3) of the shares included in the restricted stock award in the case of retirement within a period greater than two years, but less than three years subsequent to the date of grant.

     Unless otherwise accelerated pursuant to the terms of the relevant award agreement or by the Committee as set forth herein, all unvested restricted stock awards shall be forfeited upon termination of employment of the eligible employee or termination of service of the eligible director.

Amendments and Termination

     The Board of Directors may alter, suspend or terminate the 2007 Plan at any time. The Board may amend the 2007 Plan, but may not, without shareholder approval, adopt any amendment which would (i) increase the total number of shares of Common Stock reserved for purposes of the 2007 Plan, except as specifically provided for in the 2007 Plan, (ii) materially modify the eligibility requirement for participation in the 2007 Plan, or (iii) materially increase the benefit or rights of any participant provided by the 2007 Plan. With the exception of repricing awards, the Compensation Committee may amend the terms of any award agreement, but no such amendment shall be allowed which is adverse to the rights of any participant without his or her consent.

Federal Income Tax Consequences

     The following summary is a description of the federal income tax consequences to the participant and to us of the issuance and exercise of stock options, SARs, performance units, and restricted stock granted pursuant to the 2007 Plan. The summary does not purport to be complete, does not attempt to be a comprehensive description of all possible tax effects, and does not discuss state, local or non-U.S. tax consequences except as set forth below.

     ISO's. The grant of an ISO will not be treated as taxable income to the eligible employee for federal income tax purposes, and will not result in a deduction to us for tax purposes, provided that no disposition is made by the eligible employee of the shares of Common Stock acquired pursuant to the ISO within two years after the date of grant of the ISO nor within one year after the date of exercise of the ISO. In general, on exercise of an ISO, the eligible employee will not recognize any taxable income, and we will not be entitled to a deduction for tax purposes, although exercise of an ISO may give rise to liability under the alternative minimum tax provisions of the Code. Upon the sale or exchange of the shares of Common Stock at least two years after the grant date of the ISO and one year after the exercise date of the ISO, the eligible employee will recognize long-term capital gain or loss based on the difference between (i) the amount realized upon the sale or other disposition of the purchased shares of Common Stock and (ii) the exercise price paid for such shares. If these holding periods are not satisfied at the time of sale or exchange of the shares by the eligible employee, the eligible employee will recognize ordinary income (and we will be entitled to a deduction for tax purposes) in an amount equal to the difference between the exercise price and the lower of (i) the fair market value of the shares of Common Stock on the date the ISO was exercised or (ii) the sale price of such shares. Any gain recognized by the eligible employee on such a premature disposition of the shares of Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain, long- or short-term depending on the eligible employee's holding period of the shares after exercise of the ISO.

     Nonqualified Stock Options and Stock Appreciation Rights. No taxable income is reportable by the participant at the time a Nonqualified Stock Option or SAR is granted. Upon exercise, the amount by which the Fair Market Value of the purchased shares of Common Stock on the exercise date exceeds the exercise price of the option or SAR will generally be taxable to the participant as ordinary income and deductible by us for tax purposes. Upon disposition of the shares of Common Stock, appreciation or depreciation after the exercise date is treated as a short-term or long-term capital gain or loss to the participant and will not result in any deduction to us.

     Restricted Stock. In general, a participant who receives a restricted stock award will recognize ordinary compensation income on the difference between (a) the fair market value of the shares of Common Stock on the date when the shares are transferred or, if later, when they are no longer substantially nonvested (as such term is defined in Treasury Regulations) and (b) any amount paid for the shares, and the Company will be entitled to a deduction for tax purposes in the same amount. Any gain or loss on the participant's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed.

     If a participant receiving a stock award subject to a substantial risk of forfeiture or other restriction that cause the shares to be substantially nonvested makes a timely election under Section 83(b) of the Code to have the tax liability determined at the date of grant rather than when shares become vested, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of transfer of the stock and any amount paid for such stock, and we shall be entitled to a deduction at that time of the same amount treated as ordinary compensation income to the participant. If such an election is made, the participant recognizes no further amounts of compensation income upon the vesting of the shares, and any gain or loss on subsequent disposition will be long or short-term capital gain or loss to the participant. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued to a participant.

     Performance Units. The federal income tax consequences of performance units will very depending upon the individual structure of the award. Generally, the performance unit will be taxable upon payment.

     Deductibility of Compensation. The 2007 Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, and accordingly, we anticipate that any compensation deemed paid by us to our executive officers as a result of stock options or restricted stock will remain deductible by us and will either (a) not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers or
(b) will not cause such limit to be exceeded.

     The Committee shall establish performance targets for each award intended to qualify as performance-based under Section 162(m) of the Code. Such performance targets shall be for a period of no less than a year based upon our achievement of some or all of the operational, financial or stock performance criteria set forth in Exhibit A to the 2007 Plan attached as Appendix B to this Proxy Statement. The Committee shall also establish such other terms and conditions as it deems appropriate to such award, which may be paid out in cash or Common Stock as established by the Committee in the award agreement. Subject to adjustment as set forth in the 2007 Plan, the aggregate number of shares of Common Stock subject to the grant of restricted stock awards and/or performance units to any (1) eligible employee in any calendar year may not exceed 150,000 and (2) individual eligible director in any calendar year may not exceed 50,000.

     In the event of a change of control as defined in the 2007 Plan, the deductibility of compensation associated with the accelerated vesting of awards due to such change of control could be nondeductible under Section 280(G) of the Code.

     Withholding. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any stock option or other award under the 2007 Plan, the participant shall pay to us, or make any arrangements satisfactory to the Compensation Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by us, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. Generally, we will not withhold any amount from awards made to directors in such capacity, as those awards are treated as self-employment income, and, as such, are not subject to withholding.

Awards Pursuant to the 2007 Plan

     Subject to shareholder approval of the 2007 Plan and in addition to restricted stock awards automatically granted in the first quarter of fiscal year 2007 pursuant to our existing 2001 Plan, the Compensation Committee has approved an award in fiscal year 2007 of restricted stock to eligible directors (our non-employee directors) equal to the number of shares of our Common Stock valued at $20,000 on the date of grant. Such award is expected to be made at the first meeting of the Board of Directors subsequent to shareholder approval of the 2007 Plan.

     If (i) the 2007 Plan receives shareholder approval, (ii) the nominees proposed for the Board of Directors are elected at the annual shareholders' meeting, and (iii) each nominee who is not currently our employee does not become our employee by the time of award, the following awards to the persons indicated below would be made at the first meeting of the Board of Directors subsequent to shareholder approval of the 2007 Plan:

Name and Position                                                                        Number    of
-----------------                                                            Dollar      Shares    of
                                                                             Value       Common Stock
                                                                             ------      ------------
Non-employee Directors

Deborah A. Beck -- Director,  Audit Committee,  Compensation  Committee,
Nominating & Corporate Governance Committee                                   $20,000    Undetermined*

Robert W. Burgess -- Director, Audit Committee,  Compensation Committee,
Nominating & Corporate Governance Committee                                   $20,000    Undetermined*

George S.  Dotson -- Director,  Executive  Committee,  Audit  Committee,
Compensation Committee, Nominating & Corporate Governance Committee           $20,000    Undetermined*

Hans Helmerich -- Director, Executive Committee,  Nominating & Corporate
Governance Committee                                                          $20,000    Undetermined*

James R. Montague -- Director,  Compensation  Committee and Nominating &
Corporate Governance Committee                                                $20,000    Undetermined*

William  J.  Morrissey  --  Director,  Audit  Committee,   Nominating  &
Corporate Governance Committee                                                $20,000    Undetermined*
                                                                              =======

             Non-employee Director Group Total                                $120,000   Undetermined*

          * The number of shares of Common Stock included in the restricted stock award will be dependent on the fair market value of our Common Stock on the date of grant, and therefore cannot be determined until that date. Based on $45.88, the closing price of our Common Stock on January 5, 2007, each of the above persons would receive restricted stock awards in the amount of 436 shares of our Common Stock, for a total automatic grant of 2,616 shares of our Common Stock if made on that date.


     All other awards under the 2007 Plan will be at the discretion of the Compensation Committee. Therefore should the 2007 Plan receive shareholder approval, no executive officers or directors, nor any other participant, would be guaranteed an award other than described above.

Required Vote to Adopt the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan

     Approval to adopt the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE ATWOOD OCEANICS, INC. 2007 LONG-TERM INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

     In accordance with the SEC executive compensation disclosure requirements under Item 402 of Regulation S-K, the compensation tables and other compensation information included in this Proxy Statement are presented to enable shareholders to better understand the compensation of our executive officers.

     The Compensation Committee is composed of four (4) non-employee independent directors. Our compensation program is administrated by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are governed by a written Charter duly adopted by the Board of Directors, which requires their independence as required by the rules and regulations of the SEC and the New York Stock Exchange Listing Standards and as determined by the Board in its business judgment. No member of the Compensation Committee may have a relationship to the Company that would interfere with the exercise of his or her independent judgment, as determined in accordance with the rules and regulations of the SEC and the New York Stock Exchange Listing Standards. Further, the members of the Compensation Committee are "non-employee directors" as that term is defined under the SEC Rule 16b-3 and "outside directors" as that term is defined for the purposes of the Internal Revenue Code, section 162(m).

     The Board of Directors has made a determination that each member of the Compensation Committee is independent. The Board of Directors specifically considered the relationship of H&P and H&PIDC to the Company and determined that they are not our affiliates. Based upon that fact and other considerations, the Board of Directors determined that Mr. Helmerich is also not our affiliate. Mr. Dotson retired from H&P during fiscal year 2006. Prior to his retirement from H&P, the Board of Directors determined that Mr. Dotson was not our affiliate and after his retirement, the Board of Directors determined that Mr. Dotson continues not to be our affiliate.

     The Compensation Committee conducts annual reviews of our Chief Executive Officer's performance and decides his compensation as a Committee or together with the other independent directors (as directed by the Board of Directors). The Compensation Committee reviews our salaried and management compensation practices and determines the salary and other compensation of all officers other than the Chief Executive Officer. The Compensation Committee recommends to the Board of Directors the compensation of non-employee directors. The Compensation Committee has the authority to retain, at the expense of the Company, independent consulting, legal and other advisors as it deems appropriate, without management approval. The Committee has the sole authority to retain, terminate, and approve the fees and retention terms of compensation consultants.

         Our Board of Directors has adopted recent revisions to our written charter for the Compensation Committee to reflect recent SEC regulatory amendments. A copy of the revised charter is attached as Appendix A to this Proxy Statement and is also accessible on our website, www.atwd.com.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
                              ATWOOD OCEANICS, INC.

TO:  The Board of Directors

     As members of the Compensation Committee, it is our duty to review compensation levels of our executive officers, non-employee directors and other key personnel and to administer our stock incentive plans. The Compensation Committee met in person three (3) times, with an additional five (5) conference call meetings, during fiscal year 2006.

Compensation Policies for Executive Officers

     Our executive compensation policies are designed to provide competitive levels of compensation that integrate pay with performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives. The Compensation Committee relies in large part on compensation studies for the determination of competitive compensation, as well as discussions with professional consultants. These studies include salary and bonus compensation data from several competitor companies. Also, when the Compensation Committee contemplates the awarding of stock incentives to our executives, we consider the nature and amount of stock awards made by competitor companies to their executive officers. In order to implement these objectives, we have developed a straightforward compensation package consisting of salary, discretionary annual bonus, and periodic grants of stock options or awards of restricted stock pursuant to shareholder-approved stock incentive plans. Each element of the compensation package serves a particular purpose. Salary and bonus are primarily designed to reward current and past performance. Base salaries are conservatively set to recognize individual performance while attempting to be appropriately set based upon reviews of the Company's peer group. Annual bonuses to executive officers and other key personnel are awarded based upon Company performance criteria, competitive considerations, and our determination of individual performance. Grants of stock options or awards of restricted stock are primarily designed to tie a portion of each executive's compensation to long-term future performance. We believe that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management's and shareholders' interest. The value of these awards will increase or decrease based upon the future price of our Common Stock.

     In determining executive compensation for fiscal year 2006, we considered our overall historical performance as well as our future objectives. With our operating performance in fiscal year 2006 coupled with a market environment supporting cash flows and earnings at historic levels, bonuses were awarded to our executive officers in December 2006 ranging from $150,000 to $370,000. The officers were also granted salary increases of approximately 5% to be effective on January 1, 2007 and awarded stock options and restricted stock.

     Based upon our fiscal year 2005 performance, bonuses ranging from $100,000 to $250,000 were paid to our executive officers in December 2005, which fell into fiscal year 2006. Similarly, based upon fiscal year 2005 performance, our executive officers were granted salary increases of approximately 5% effective January 1, 2006 and awarded stock options and restricted stock.

     Section 162(m) of the Internal Revenue Code provides that certain compensation to certain executive officers in excess of $1 million annually will not be deductible for federal income purposes. For fiscal year 2005, except for Mr. Irwin, the compensation levels of our executive officers were below the $1 million threshold. Due to exercising stock options during fiscal year 2005, Mr. Irwin's total compensation relating to fiscal year 2005 performance exceeded $1 million by approximately $200,000. Due to exercising stock options during fiscal year 2006, total compensation paid in fiscal year 2006 to Mr. Irwin, Mr. Holland and Mr. Kelley exceeded $1 million by approximately $2.3 million, $1.0 million and $0.3 million, respectively.

Compensation Paid to the Chief Executive Officer

         Mr. Irwin's compensation is determined in the same manner as described for the other executive officers. Based on the Company's performance in fiscal year 2006 coupled with a market environment supporting continuing improvements in cash flows and earnings at historic levels, Mr. Irwin was awarded a bonus of $370,000 in December 2006. He was also granted a salary increase to be effective on January 1, 2007 of approximately 5%. The Compensation Committee in December 2006 awarded Mr. Irwin stock options to purchase 23,000 shares of Common Stock plus a restricted stock award of 13,000 shares of Common Stock. The Compensation Committee based this award assessment on Mr. Irwin's leadership in achieving operating results and major strategic accomplishments.

         Based on the Company's performance in fiscal year 2005 coupled with an improving market environment supporting continuing improvements in cash flows and earnings at historic levels, Mr. Irwin was awarded a bonus of $250,000 in December 2005, which fell into fiscal year 2006. Similarly, Mr. Irwin was also granted a salary increase effective on January 1, 2006 of approximately 5%. The Compensation Committee in December 2005 awarded Mr. Irwin stock options to purchase 21,000 shares of Common Stock plus a restricted stock award of 14,000 shares of Common Stock. The Compensation Committee based this award on its subjective assessment of Mr. Irwin's performance as Chief Executive Officer and President.

                     SUBMITTED BY THE COMPENSATION COMMITTEE

               George S. Dotson, Chairman      Deborah A. Beck, Member

               Robert W. Burgess, Member       James R. Montague, Member

December 29, 2006

     Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Report of the Compensation Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

                              EXECUTIVE AGREEMENTS

     The Company entered into Executive Agreements on September 18, 2002, with Messrs. Irwin, Holland and Kelley. The Executive Agreements address the terms of executive employment and compensation in the event of a termination of employment due to a change of control in our ownership. The Executive Agreements state that a change in control occurs in the event of (a) an acquisition or formal tender offer by any individual, entity or group of beneficial ownership of twenty percent (20%) of (i) the then outstanding shares of our Common Stock or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (certain exceptions apply); (b) a sale of substantially all of our assets; or (c) a change of the majority of the members of our Board of Directors. In the event of a change of control, Messrs. Holland and Kelley shall remain in the employ of the Company following such change of control for one year and six months and Mr. Irwin shall remain in the employ of the Company for two years and six months following such change in control. During such employment terms, the executive shall receive his base salary, annual bonus, incentive, savings and retirement plan benefits, welfare plan benefits, executive life insurance benefits, indemnification, expense reimbursement, and vacation commensurate with those benefits that the executive enjoyed prior to the change in control. The Executive Agreements each have three (3) year "evergreen" terms in that they automatically extend so as to cover a three (3) year period from any date then in effect unless we give notice to the executive that the term will no longer be so extended.

Compensation Committee Interlocks and Insider Participation

     Ms. Beck and Messrs. Burgess, Dotson and Montague, the current members of the Compensation Committee, were the only persons who served on the Compensation Committee during the 2006 fiscal year.

     No member of our Compensation Committee of the Board of Directors was, during the 2006 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by us under Item 404 of Regulation S-K, except for the relationships of Messrs. Dotson and Helmerich with H&P and H&PIDC discussed above.

     During the Company's 2006 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee, or
(iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.

                               COMPENSATION TABLES

     The SEC compensation disclosure rules require that various compensation information be presented in various tables as set forth below.

                                               SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                       Long Term
                                                 -------------------                       Compensation Awards
                                                                                           -------------------
                                                                                           Restricted   Securities
Name and                         Fiscal                                 Other Annual       Stock        Underlying      All Other
Principal Position                Year        Salary      Bonus         Compensation       Awards       Options         Compensation
------------------              --------      ------      -----         ------------       -----------  ----------      ------------
                                                                                            (A)           (B)               (C)
                                                                                            ($)           (#)               ($)
John R. Irwin                     2006        $416,448    $250,000          $---          520,100         21,000           84,048
President and Chief               2005        396,753     125,000            ---            ---           80,000           67,295
Executive Officer                 2004        372,150       ---              ---            ---           80,000           50,791


James M. Holland                  2006       243,027      100,000            ---          222,900         6,000            41,477
Senior Vice President             2005       230,358      60,000             ---            ---           30,000           33,553
and Secretary                     2004       214,008        ---              ---            ---           40,000           25,918

Glen P. Kelley                    2006       237,174      100,000            ---          222,900         6,000            41,132
Senior Vice President -           2005       224,874      60,000             ---            ---           30,000           33,765
Marketing and    Administration   2004       208,418        ---              ---            ---           40,000           26,777

----------------------
(A) The amounts disclosed in this column, if any, represent the value of restricted stock awards on the date of grant ($37.15 per share). The restricted stock awards vest at the end of three years from the date of grant and vest based on the passage of time and the continued employment of the named executive.

(B) The exercise price of each option is equal to the fair market value of a share of Common Stock on the date of grant, or $37.15, $24.615, and $13.50 on such dates in fiscal years 2006, 2005, and 2004, respectively.

(C) The amounts shown in the "All Other Compensation" columns are derived from the following:


                                    Annual Company
                                  Contribution to the             Company paid term life and
                               defined contribution plan              insurance premiums                   Total
                              ----------------------------     ---------------------------------        -----------


      Mr. Irwin      2006               $66,644                            $17,404                        $84,048
                     2005                52,175                             15,120                         67,295
                     2004                37,215                             13,576                         50,791

      Mr. Holland    2006                34,322                              7,155                         41,477
                     2005                29,036                              4,517                         33,553
                     2004                21,401                              4,517                         25,918

      Mr. Kelley     2006                33,716                              7,416                         41,132
                     2005                28,487                              5,278                         33,765
                     2004                20,841                              5,936                         26,777



                               OPTION GRANTS TABLE

                   Individual Grants Made in Fiscal Year 2006

                 Number of Shares
                  of Common Stock       Percentage of
                    Underlying          Total Options
                      Options             Granted To                                                Potential Realizable Value
                  Granted (A)(#)         Employees in         Exercise                                   at Assumed Annual
                                       Fiscal Year 2006         Price           Expiration          Rates of Common Stock Price
Name                                                          ($/Share)            Date            Appreciation for Option Term
-------------    ------------------    -----------------    --------------    ---------------    ----------------------------------
                                                                                                      5% ($)             10% ($)
                                                                                                 --------------      -------------
Irwin                 21,000                 16%                37.15           11/30/2015          490,560            1,244,040

Holland                6,000                  5%                37.15           11/30/2015          140,160              355,440

Kelley                 6,000                  5%                37.15           11/30/2015          140,160              355,440


----------
(A) The options were granted for a term of ten (10) years (pursuant to our 2001
Plan), subject to earlier termination in certain events related to termination of employment. Each option entitles the option holder to purchase one share of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Twenty-five percent (25%) of such options become exercisable at each of one (1) year, two (2) years, three (3) years and four (4) years, respectively, from the date of grant. Subject to certain conditions, the exercise price may be paid by delivery of shares of Common Stock owned by the option holder prior to the option exercise, and tax withholding obligations related to exercise may be paid by offset of underlying shares of Common Stock.


                         OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE TABLE

                                                                       Number of
                                                                       Shares of
                                                                     Common Stock
                         Shares of Common                             Underlying
                         Stock Acquired                               Unexercised             Value of Unexercised
                        on Exercise during         Value              Options at              In-the-Money Options
Name                      Fiscal 2006            Realized           Sept. 30, 2006           at Sept. 30, 2006 (A)
-----------------    ----------------------    --------------    ----------------------    ------------------------
                              (#)                   ($)                   (#)                         ($)
                                                                     Exercisable/                 Exercisable/
                                                                     Unexercisable               Unexercisable
                                                                 ----------------------    ------------------------
Irwin                       84,000               2,582,940          240,000/121,000           6,860,150/2,644,320

Holland                     64,000               1,679,100           97,300/48,500            2,819,338/1,134,307

Kelley                      36,000                 969,680          133,500/48,500            3,921,782/1,134,307

-------------
(A) Calculated based upon the September 30, 2006 fair market value of $44.97 per share of Common Stock, less the exercise price of each option. There is no guarantee that options will have the indicated value if and when exercised.


                          RESTRICTED STOCK AWARDS TABLE

                   Individual Awards Made in Fiscal Year 2006

                                          Percentage
                                           of Total
                                          Restricted                                              Potential Realizable
                                            Shares            Market                                 Value at Assumed
                                          Awarded to         Value on        Date of Lapse           Annual Rate of
                      Number of          Employees in          Award              of                Common Stock Price
                  Restricted Shares       Fiscal Year          Date          Restrictions           Appreciation for
    Name           Awarded (A) (#)           2006           ($/Shares)        and Vesting         Restricted Share Term
-------------    --------------------    --------------     ------------    ----------------    --------------------------
                                                                                                  ($) 5%        ($) 10%
Irwin                   14,000                 14%             $37.15          11/30/2008          602,140       692,440
Holland                  6,000                  6%             $37.15          11/30/2008          258,060       296,760
Kelley                   6,000                  6%             $37.15          11/30/2008          258,060       296,760

-----------
(A) The awards were made pursuant to our 2001 Plan and vest at the end of three years from the date of grant, based on the passage of time and the continued employment of the named executive, subject to acceleration of vesting upon the occurrence of certain events related to termination of employment or change of control of the Company.

     SECURITIES AUTHORIZED FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

     The following table provides information regarding the status of securities authorized for issuance under our current stock incentive plans as of September 30, 2006. All of our current stock incentive plans were approved by our shareholders and provide for the issuance of shares of our Common Stock in the form of restricted stock awards or upon the exercise of stock options granted under the plans. None of our current stock incentive plans provide for the issuance of warrants or rights.

    Number of shares of Common        Weighted-average exercise       Number of shares of Common
    Stock to be issued upon           price of outstanding options    Stock available for future
    exercise of outstanding options                                   issuance under equity
                                                                      compensation plans
                                                                      (excluding securities to be
                                                                      issued upon exercise of
                                                                      outstanding options)

          1,436,950                          $19.56                         755,049


                             AUDIT COMMITTEE CHARTER

     The Audit Committee is composed of four (4) non-employee independent Directors and is established in accordance with section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that Mr. Burgess is the Audit Committee's financial expert. The members of the Audit Committee are governed by a written Charter duly adopted by the Board of Directors, which requires their independence from management of the Company and their freedom from any other relationship which would interfere with their independent judgment as required by the New York Stock Exchange Listing Standards and as determined by the Board in its business judgment. The members of the Audit Committee are also required to be "non-employee directors" as that term is
defined  under  the  SEC  Rule  16b-3.   The  Board  of  Directors  has  made  a
determination that all of the members of the Audit Committee meet the Audit Committee Charter membership requirements, including that of independence. The

Board of Directors specifically considered the relationship of H&P and H&PIDC to the Company and determined that they are not our affiliates. Mr. Dotson retired from H&P during fiscal year 2006. Prior to his retirement from H&P, the Board of Directors determined that Mr. Dotson was not our affiliate and after his retirement, the Board of Directors determined that Mr. Dotson continues not to be our affiliate. Further, the Board of Directors believes that Mr. Dotson's membership on the Audit Committee is in the best interests in the Company due to his expertise, experience, and tenure as a director of the Company. The Audit Committee Charter is posted on our website, www.atwd.com.

Report of the Audit Committee of the Board of Directors of Atwood Oceanics, Inc.

The Board of Directors

     Management is primarily responsible for the Company's financial statements and the reporting process, including the systems of internal controls. PricewaterhouseCoopers LLP ("PwC"), the Company's independent Registered Public Accounting Firm, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on those statements. As the Audit Committee, we oversee the financial reporting process and internal control system on behalf of the Board of Directors. The Audit Committee met in person two (2) times, with an additional four (4) conference call meetings, during fiscal year 2006. At various times during the fiscal year, the Audit Committee met with PwC and the internal auditors, with and without management present.

     In the course of fulfilling our oversight responsibilities, we reviewed and discussed the audited financial statements, as well as Management's Discussion and Analysis, included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006, with management and PwC.

This review included a discussion of, among others:

     o    All critical accounting policies followed by the Company;
     o The reasonableness of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the quality of the Company's accounting principles;
     o    The clarity and completeness of financial disclosures;
     o The adequacy of internal controls that could significantly affect the Company's financial statements;
     o    Items that could be accounted for using
          alternative treatments within GAAP and the treatment preferred by PwC;
     o Any internal control points raised by PwC during its audit of the Company's financial statements; and
     o The potential effects of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Company's financial statements.

     We have discussed with the independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees, as modified or supplemented, by the
Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent Registered Public Accounting Firm required by Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, by the Independence Standards Board, and have discussed with the auditors their independence. We reviewed the independence of PwC from the Company and its management and reviewed and approved the Company's policies regarding the provision of non-audit services by PwC to the Company and the hiring of employees of PwC by the Company.

     As the Audit Committee, we recommended to the Board of Directors the selection of PwC as the Company's independent Registered Public Accounting Firm. Additionally, we

      o Reviewed the scope of an overall plan for the annual audit and the internal audit program;
      o   Approved fees for all services provided by PwC;
      o   Reviewed the adequacy of certain financial policies;
      o   Considered PwC's quality control procedures;

      o On a quarterly basis, reviewed the Company's financial results prior to their public issuance; and
      o   Reviewed significant legal developments.

Based on the review and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 to be filed with the Securities and Exchange Commission.

                                 Audit Committee

                                  William J. Morrissey, Chairman
                                  Robert W. Burgess, Member (Financial Expert)
                                  Deborah A. Beck, Member
                                  George S. Dotson, Member

December  12, 2006

     Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in
their  entirety,   the  Report  of  the  Audit  Committee  shall  not  be
incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 306 of Regulation S-K.

                     FISCAL YEAR 2006 AUDIT FIRM FEE SUMMARY

         During fiscal years 2006 and 2005, PwC was our independent registered public accounting firm, and it provided services in the following categories and amounts.

                                                Fiscal Year
                                   ---------------------------------
                                        2006                  2005
                                   ----------------     ------------
         Audit Fees                 $ 1,273,132          $ 1,429,000
        Audit-Related Fees (A)      $    20,200          $    63,000
        Tax Fees                    $       ---          $       ---
        All Other Fees (B)          $     2,000          $     2,000
                                    -----------          -----------
              Total                 $ 1,295,332          $ 1,494,000
                                    ===========          ===========
-----------
(A) For fiscal year 2006, these fees related to statutory audit services provided in one of our foreign locations. For fiscal year 2005, these fees related to consultation concerning internal controls and internal audit procedures.

(B) Software licensing fees.


     The Audit Committee approves the engagement of an independent registered public accounting firm to render audit or non-audit services prior to the engagement based upon a proposal by such firm and an estimate of fees and expected scope of engagement. The Audit Committee has adopted a pre-approval policy which allows management to engage PwC to provide certain services not to exceed $25,000. Our pre-approval policy requires that the Audit Committee be informed of each service and does not include delegation of Audit Committee responsibilities to management. In fiscal year 2006,there were no fees for services provided pursuant to the Audit Committee's pre-approval policy.

     ATWOOD OCEANICS, INC. COMMON STOCK PRICE PERFORMANCE GRAPH

     COMPARISON OF FIVE (5) YEAR CUMULATIVE TOTAL RETURNS* AMONG ATWOOD OCEANICS, INC., AND THE CENTER FOR RESEARCH IN SECURITY PRICES ("CRSP") INDEX FOR THE NYSE/AMEX/NASDAQ STOCK MARKETS, AND OUR SELF-DETERMINED PEER GROUP OF DRILLING COMPANIES.

                                      GRAPH

Index Description           9/28/01  09/30/02  09/30/03  09/30/04  09/29/05  09/30/06
                            -------  --------  --------  --------  --------  --------
ATWOOD OCEANICS, INC.         100.0     112.5      92.3     182.8     323.9     345.9
CRSP Index for
NYSE/AMEX/NASDAQ
    Stock Markets
    (U.S. Companies)          100.0      82.8     104.8     119.9     137.3     151.5
Self-Determined Peer Group    100.0     104.8     112.6     159.2     252.2     272.9


Constituents of the Self-Determined Peer Group (weighted according to market capitalization):

Diamond Offshore Drilling, Inc.     GlobalSanteFe Corporation      Rowan Companies, Inc.     Transocean, Inc.
ENSCO International, Inc.           Noble Corporation              Pride International, Inc.


* Assumptions: (1) $100 invested on September 28, 2001; (2) dividends, if any, were reinvested; and (3) a September 30 fiscal year end.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent (10%) shareholders are required to furnish us with copies of all Section 16(a) reports or forms they file.

     Based solely on our review of the copies of such forms we have received, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, we believe that, during the period from October 1, 2005 through September 30, 2006, all filing requirements applicable to our officers, directors and greater than ten-percent (10%) beneficial owners were complied with.

                             DIRECTORS' COMPENSATION

     As compensation for services as a director of the Company, each director who is not an officer and full time employee of the Company or any of its subsidiaries, a non-employee director, was paid in fiscal year 2006 an annual retainer fee of $25,000, plus $2,500 per meeting for attendance in person at regular Board of Directors meetings, and $1,000 per meeting for attendance in person at meetings of the Audit, Compensation and Nominating & Governance Committees. The chairman of the Audit Committee received an additional $10,000 annual retainer fee, and the Chairman of the Compensation Committee received an additional $5,000 annual retainer fee. Pursuant to our existing 2001 Plan, each of our non-employee directors was automatically awarded restricted stock during fiscal year 2006 equivalent to the number of shares of Common Stock valued at $40,000 on the date of grant. Pursuant to our existing 2001 Plan, each of our non-employee directors was also automatically awarded restricted stock during the first quarter of fiscal year 2007 equivalent to the number of shares of Common Stock valued at $40,000 on the date of grant. These awards vest immediately to each eligible Director but have a three-year restriction period on ownership transfer.

     Subject to the approval of the proposal in Item 2 relating to the adoption of the 2007 Plan, the Compensation Committee has approved an additional award of restricted stock to non-employee directors in fiscal year 2007 equivalent to the number of shares of Common Stock to be valued at $20,000 on the date of grant. Any further awards of restricted stock under the 2007 Plan, if approved by the shareholders, will be at the discretion of the Compensation Committee. If the 2007 Plan is approved by the shareholders, the 2001 Plan will be terminated and no further awards made thereunder.

         RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PwC audited our financial statements for the years ended September 30, 2006, 2005 and 2004, and has been selected to audit our financial statements for the year ended September 30, 2007. PwC will have representatives present at the shareholders' meeting who will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Proposals of our shareholders intended to be presented for consideration at the Annual Meeting of our Shareholders to be held in February 2008 must be received by us no later than September 11, 2007 and must comply with the requirements of the proxy rules promulgated by the SEC in order to be included in the proxy statement and form of proxy related to that meeting. If notice of any shareholder proposal not eligible for inclusion in our proxy statement and form of proxy is given to us after November 25, 2007, then proxy holders will be allowed to use their discretionary voting authority on such shareholder proposal when the matter is raised at such meeting.

                                  OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies under discretionary authority therein in accordance with their judgment on such matters.

     If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

     We will provide, without charge, upon written request of any shareholder, a copy of our Annual Report on Form 10-K including financial statements and financial statement schedules for the fiscal year ended September 30, 2006 as filed with the SEC. Please direct such request to James M. Holland, Secretary, Atwood Oceanics, Inc., P.O. Box 218350, Houston, Texas 77218, 281-749-7800.

     Only one proxy statement and annual report are being delivered to multiple shareholders sharing an address who have previously consented to such delivery unless we have received contrary instructions from one or more such shareholders. If a shareholder desires to receive a separate copy of the proxy statement, or annual report or future proxy statements or annual reports, the shareholder should provide oral or written notification to James M. Holland, our Secretary, at the above address and provide instructions for delivery of the separate copy. If shareholders who share an address and are receiving multiple copies of the proxy statement or annual report desire to receive only one copy of the proxy statement or annual report they should also notify Mr. Holland at the above address and provide delivery instructions.

                                 By order of the Board of Directors


                                /s/ John R. Irwin
                                John R. Irwin, President
Houston, Texas
January 9, 2006

                          PROXY ATWOOD OCEANICS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 8, 2007
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James M. Holland and Glen P. Kelley, or either of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, held of record by the undersigned as of the close of business on December 29, 2006, at the Annual Meeting of Shareholders to be held on February 8, 2007 or any adjournment thereof:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

1.  ELECTION OF DIRECTORS:
    FOR all nominees listed
    (except as marked to the contrary)   WITHHOLD authority to vote for all
                                         nominees listed

Nominees:
         DEBORAH A. BECK            GEORGE S. DOTSON          JOHN R. IRWIN
         ROBERT W. BURGESS          HANS HELMERICH            JAMES R. MONTAGUE
         WILLIAM J. MORRISSEY


(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name(s) in the line provided below or strike through their name above.)


-------------------------------------------------------------------------------

2. To approve the adoption of the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan as described in the accompanying Proxy Statement:

                FOR                    AGAINST                   ABSTAIN


--------------------------------------------------------------------------------


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                               (see reverse side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of all Directors, and FOR adoption of the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan.


                                            Please sign exactly as name
                                            appears hereon.

________________________, 2007              ___________________________________
DATED                                                        SIGNATURE

                                            -----------------------------------
                                                    SIGNATURE IF JOINTLY HELD

                                            NOTE: When shares are held
                                            by joint tenants, both
                                            should sign. When signing
                                            as attorney, as executor,
                                            administrator, trustee, or
                                            guardian, please give full
                                            title as such. If a
                                            corporation, please sign in
                                            full corporate name by
                                            President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by
                                            authorized person. Please
                                            note any change in your
                                            address alongside the
                                            address as it appears in
                                            the proxy.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                    Appendix A
                         COMPENSATION COMMITTEE CHARTER

1.    Purpose and General Responsibilities

      The function of the Compensation Committee ("Committee") is to assist the Board of Directors ("Board") of Atwood Oceanics, Inc. in fulfilling its oversight responsibilities regarding the compensation of directors, officers, and employees of Atwood Oceanics, Inc. and its subsidiaries (collectively, the "Company").

      To perform this function, the Committee shall have the authority to perform the specific duties enumerated in this Charter and, upon the direction or approval of the Board, to undertake other activities on behalf of the Board. The Committee is authorized to request reports on matters related to its authority, its duties as described in this Charter and on any subject that it deems related to its responsibilities. All employees of the Company shall cooperate as requested by the Chairman of the Committee. The Committee shall recommend to the Board any extensions or changes in the authority or duties of the Committee that it deems appropriate.

      The Committee's primary responsibilities include:

        o Making recommendations to the Board regarding both long and short term incentive compensation and equity-based plans that are subject to Board approval for all employees of the Company;

        o Recommending to the Board the compensation of directors who are not employees of the Company;

        o Reviewing and approving Company goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer's performance in light of those goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determining and approving the Chief Executive Officer's compensation level based on this evaluation; and

        o Considering and analyzing the matters to be discussed in the Compensation Discussion and Analysis ("CD&A") to be included in the Company's annual proxy or information statement or annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC"); overseeing the drafting of the CA&A and reviewing and discussing the CD&A with Company management.(1)

        o Producing a Compensation Committee report on executive compensation as required by the SEC to be included in the Company's annual proxy or information statement or annual report on Form 10-K filed with the SEC.

        o Performing such general oversight and investigation functions related to Company compensation inherent to the responsibilities designated herein or set forth in future resolutions of the Board.

      The authority of the Committee with respect to any future stock incentive plans of the Company may be limited by the provisions of such plans as adopted by the Board and approved by the shareholders of the Company. However, the Committee is not precluded from approving awards (with or without ratification by the Board) as may be required to comply with applicable tax laws such as Rule 162(m).

2.    Membership and Organization

      All members of the Committee shall be independent as required by the rules and regulations of the SEC and the New York Stock Exchange Listing Standards and as determined by the Board in its business judgment. No member of the Committee shall have a relationship to the Company that may interfere with the exercise of their independent judgment, as determined in accordance with the rules and regulations of the SEC and the New York Stock Exchange Listing Standards. The members of the Committee shall be "non-employee directors" as that term is defined under the SEC Rule 16b-3 and "outside directors" as that term is defined for the purposes of the Internal Revenue Code, section 162(m). The members of the Committee shall have sufficient background and experience to enable them to discharge their responsibilities.

      The members of the Committee shall be appointed by the independent members of the Board. The Committee shall have a Chairman appointed by the independent members of the Board. The Committee shall consist of that number of directors as the Board shall determine from time to time, such number not to be less than two members. The Board may add additional members to the Committee or remove members in its sole discretion.

     The Committee may delegate its authority to a subcommittee or subcommittees, provided that the subcommittee is composed entirely of independent directors and has a published charter.

                                       1
(1) For fiscal years ending on or after December 15, 2006.

      The Committee shall promptly inform the Board of the actions taken or issues discussed at its meetings. This will generally take place at the Board meeting following a Committee meeting.

3.    Meeting Attendance and Minutes


      The Committee shall meet at such times as the Chairman of the Committee shall designate and notice of such meetings shall be given to Committee members in accordance with the manner set forth in the Amended and Restated By-Laws (the "By-laws") of Atwood Oceanics, Inc. which notices of meetings of the Board are given. One-third of the Committee, but not less than two members, shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. As necessary or desirable, the Chairman of the Committee may require that any members of management be present at meetings of the Committee. Members of the Committee may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.


      The Committee shall report to the Board periodically or as required by the nature of its duties on all of its activities and shall make such recommendations to the Board as the Committee decides are appropriate.

4.    Responsibilities and Duties


      Compensation Committee Charter


      The Committee shall review this Charter periodically for adequacy and recommend to the Board any necessary changes.


      Chief Executive Officer Performance and Compensation


      The Compensation Committee shall conduct annual reviews of the performance of the Company's Chief Executive Officer and fix his or her compensation as a Committee or together with the other independent directors (as directed by the Board). In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee shall consider the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years.


      Employee and Management Compensation


      The Committee shall review the Company's salaried and management compensation practices, including the methodologies for setting employee and officer salaries, and shall fix the salary and other compensation of all officers of the Company other than the Chief Executive Officer.


      Compensation Plans and Programs


      The Committee shall approve, and recommend standards for, the Company's compensation programs and plans, including, but not limited to, the Company's various incentive compensation, retirement, and other benefit plans.


      Director Compensation


      The Committee shall recommend to the Board the compensation for non-employee directors.


      Stock Incentive Plans


      The Committee shall administer the Company's stock incentive plans in accordance with the responsibilities assigned to the Committee under any and all such plans.


      Insurance for Directors and Officers


      The Committee shall review appropriate insurance coverage for directors and officers of the Company.

      CD&A


      The Committee shall consider and analyze the matters to be discussed in the CD&A to be included in the Company's annual proxy or information statement or annual report on Form 10-K filed with the SEC. The Committee shall oversee the drafting of the CD&A and review and discuss the CD&A with Company management.(2)


      The Committee shall produce a Compensation Committee report on executive compensation as required by the SEC to be included in the Company's annual proxy or information statement or annual report on Form 10-K filed with the SEC. The report shall specifically state whether the committee has reviewed and discussed the CD&A with Company management and whether the committee has recommended that the CD&A be included in the Company's annual proxy or information statement or annual report on Form 10-K filed with the SEC.(3)

5.    Advisors


      The Committee shall have the authority, at the expense of the Company, to retain such independent consulting, legal and other advisors as it shall deem appropriate, without management approval. The Committee shall have the sole authority to retain, terminate, and approve the fees and retention terms of compensation consultants.

6.    Performance Review


      The performance of the Committee shall be evaluated annually by the Board.


      The Committee's responsibilities and powers as delegated by the Board of Directors are set forth in this Charter. The Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the Company and its shareholders.

(2) For fiscal years ending on or after December 15, 2006.

(3) The CD&A will be included in the report for fiscal years ending on or after December 15, 2006.

                                                                     APPENDIX B




                              ATWOOD OCEANICS, INC.
                          2007 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                     PURPOSE

SECTION 1.1 Purpose. This 2007 Long-Term Incentive Plan (the "Plan") is established by Atwood Oceanics, Inc., a Texas corporation (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, SARs and Performance Units to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Eligible Directors, subject to the conditions set forth in the Plan.

SECTION 1.2 Establishment. The Plan is effective as of December 7, 2006 and for a period of ten years thereafter. The Plan shall continue in effect after such ten-year period until all matters relating to the payment of Awards and administration of the Plan have been settled.


The Plan is subject to the approval by the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. No Awards under the Plan may be granted prior to receipt of shareholder approval.
SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 2,000,000 shares of Common Stock. Any shares granted as Restricted Stock Awards or as SARs or Performance Units settled in shares of Common Stock shall be counted against this limit as 1.7 shares for each share granted. Any shares issued pursuant to Options shall be counted against this limit as one share for each issuable share. Provided further, that a maximum of 1,000,000 shares of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of
Article IX.

                                   ARTICLE II
                                   DEFINITIONS

SECTION 2.1 "Account" means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

SECTION 2.2 "Affiliated Entity" means any person with whom Company would be considered a single employer under section 414(b) or 414(c) of the Code, if sections 414(b) and 414(c) of the Code used an "at least 50 percent" ownership test instead of an "at least 80 percent" ownership test.

SECTION 2.3 "Award" means, individually or collectively, any Option, Restricted Stock Award, SAR or Performance Unit granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, Performance Unit, SAR or Restricted Stock Award granted under the Plan to an Eligible Director by the Committee.

SECTION 2.4 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

SECTION 2.5 "Board" means the Board of Directors of the Company.


SECTION 2.6 "Change of Control Event" means each of the following:

(i) The acquisition after the Effective Date of this Plan by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection
(iii) of this Section 2.6; or


(ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


(iii) Approval by the shareholders of the Company of a reorganization, share exchange, merger (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or


(iv) Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or, (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

SECTION 2.7 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.8 "Committee" means the Compensation Committee of the Board.

SECTION 2.9 "Common Stock" means the common stock, par value $1.00 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article IX.

SECTION 2.10 "Date of Grant" means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

SECTION 2.11 "Disability" means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.

SECTION 2.12 "Eligible Employee" means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

SECTION 2.13 "Eligible Director" means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

SECTION 2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

SECTION 2.15 "Fair Market Value" means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges, the closing price of the Common Stock as reported by such stock exchange or exchanges on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange that day, on the next preceding day on which there was a sale of such Common Stock, or (ii) during any such time as the Common Stock is not listed upon an established stock exchange, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

SECTION 2.16 "Incentive Stock Option" means an Option within the meaning of
Section 422 of the Code. Provided however, that no Option will be an Incentive Stock Option unless, at all times beginning with the Option's Date of Grant and ending with the day three months before the date of exercise of the Option, the Participant is an employee of either the Company or of an Affiliated Entity that is a parent or subsidiary of the Company using an "at least 50 percent" ownership test.

SECTION 2.17 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

SECTION 2.18 "Option" means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.19 "Participant" means an Eligible Employee or Eligible Director to whom an Award has been granted by the Committee under the Plan.

SECTION 2.20 "Performance Units" means those monetary units that may be granted to Eligible Employees or Eligible Directors pursuant to Article VIII hereof.

SECTION 2.21 "Plan" means the Atwood Oceanics, Inc. 2007 Long-Term Incentive
Plan.

SECTION 2.22 "Restricted Stock Award" means an Award granted to an Eligible Employee or Eligible Director under Article VI of the Plan.

SECTION 2.23 "Retirement" means the voluntary termination of an Eligible Employee's employment with the Company, a Subsidiary or an Affiliated Entity on or after such Eligible Employee reaches 62 years of age.

SECTION 2.24 "SEC" means the United States Securities and Exchange Commission.

SECTION 2.25 "SAR" means a stock appreciation right granted to an Eligible Employee or Eligible Director under Article VII of the Plan.

SECTION 2.26 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

                                  ARTICLE III
                                 ADMINISTRATION

SECTION 3.1 Administration of the Plan by the Committee. The Committee shall administer the Plan. Committee members shall be appointed or removed as set forth in the Committee's Charter. The Committee shall hold meetings regarding the Plan at such times and places as it may determine. Except as may otherwise be set forth in the Committee's Charter, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. All members of the Committee shall be independent as required by the rules and regulations of the SEC and the New York Stock Exchange Listing Standards and as determined by the Board in its business judgment. No member of the Committee shall have a relationship to the Company that may interfere with the exercise of their independent judgment, as determined in accordance with the rules and regulations of the SEC and the New York Stock Exchange Listing Standards. The members of the Committee shall be "non-employee directors" as that term is defined under the SEC Rule 16b-3 and "outside directors" as that term is defined for the purposes of the Internal Revenue Code, section 162(m).


Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select Eligible Employees and Eligible Directors to participate in the Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Eligible Directors.

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR or Performance Unit, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award except as provided in Section 10.2.

(f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV
                                 GRANT OF AWARDS

SECTION 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 300,000.

(b) Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and/or Performance Unit Awards to any Eligible Employee in any calendar year may not exceed 150,000.

(c) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture or cancellation without the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Shares of Common Stock which are tendered in payment of an Option, tendered or withheld in payment of taxes or repurchased using Option proceeds, shall not be added back to the shares authorized under
Section 1.3.

(d) Common Stock delivered by the Company in payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(f) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(g) The Committee shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant's Award.

(h) Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Nonqualified Stock Options and/or SARs to any individual Eligible Director in any calendar year may not exceed 100,000.

(i) Subject to Article IX, in no event shall more than 50,000 shares of Restricted Stock Awards and/or Performance Unit Awards be awarded to any individual Eligible Director in any calendar year.

(j) The maximum term of any Award shall be ten years.

                                   ARTICLE V
                                  STOCK OPTIONS

SECTION 5.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by tendering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (iii) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and applicable withholding taxes.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a "disregarded entity" under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

                                   ARTICLE VI
                             RESTRICTED STOCK AWARDS

SECTION 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee or Eligible Director. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)  Restriction Period.

        i) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise  dispose of the shares of Common  Stock  represented by the  Restricted  Stock Award during the applicable
              Restriction Period (as defined herein). The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may
              deem  advisable  including,   without  limitation,
              restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted
              Stock  to  give  appropriate   notice  of  such restrictions.
              The "Restriction  Period" for any shares of Common Stock covered
              by a Restricted   Stock  Award  granted  to  any  Eligible
              Director is three years. The "Restriction Period" for any shares of Common Stock covered by a Restricted Stock Award granted to any Eligible Employee is determined by any employment, service and/or performance requirements relating to such Restricted Stock Award.

        ii) Eligible Directors. In regard to a grant of a Restricted Stock Award to any Eligible Director, the shares of Common Stock covered by such Restricted Stock Award shall immediately vest, but shall be subject to a three year Restriction Period, subject to early termination upon the occurrence of a Change of Control Event under Section 10.5.

        iii)  Eligible  Employees.  In regard to a grant of a  Restricted
              Stock Award to any  Eligible  Employee,  the  Committee
              shall determine the employment, service and/or performance requirements which shall apply to the shares of Common Stock covered by such Restricted Stock Award. Unless (i)
              vesting  requirements are based upon specified  performance goals and measures set forth in the Award Agreement at the time of the Award that require at least a twelve-month performance period, (ii) vesting is accelerated upon the occurrence of a Change of Control Event under Section 10.5 or by the Committee as provided in Section 10.2 or (iii) the shares of Restricted Stock are issued in lieu of cash compensation, the shares shall vest over a minimum three-year period, with all shares vesting on or after the third annual anniversary date of the Award. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of some or all of the operational, financial or stock performance criteria more specifically listed in Exhibit A attached, as set forth in the Award and determined by the Committee.

        iv) General. At the end of the Restriction Period and, in regard to a Restricted Stock Award granted to any Eligible Employee assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends and to purchase securities pursuant to that certain Rights Agreement by and between the Company and Continental Stock Transfer & Trust Company (as Rights Agent) dated October 18, 2002, as the same may be amended, modified or supplement from time to time. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VII
                            STOCK APPRECIATION RIGHTS

SECTION 7.1 Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant's election to exercise one of these Awards, the other tandem award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

SECTION 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement and may be conditioned upon the Company's achievement of some or all of the operational, financial or stock performance criteria more specifically listed in Exhibit A attached, as set forth in the Award Agreement and determined by the Committee. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.

SECTION 7.3 General. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

                                  ARTICLE VIII
                                PERFORMANCE UNITS

SECTION 8.1 Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 8.2.

SECTION 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b) Achievement of Performance Goals. The Committee shall establish performance targets for each Award for a period of no less than a year based upon the Company's achievement of some or all of the operational, financial or stock performance criteria more specifically listed in Exhibit A attached, as determined by the Committee. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as established by the Committee in the Award Agreement.

                                   ARTICLE IX
                                STOCK ADJUSTMENTS


In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article IX and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article IX which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                    ARTICLE X
                                     GENERAL

SECTION 10.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article IX), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION 10.2 Termination of Employment; Termination of Service.

(a)  Options and SARs.

        i)       Eligible Employees.   If an Eligible Employee's employment
                 with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to exercise all or any part of any
                 (a) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), or (b) vested Nonqualified Stock Option or SAR during the remaining term. If an Eligible Employee's employment terminates for any other reason, the Eligible Employee shall be entitled to exercise all or any part of any vested Option or SAR for a period of up to three months from such date of termination.

        ii) Eligible Directors. If an Eligible Director's service with the Company, a Subsidiary or an Affiliated Entity terminates, the Eligible Director (or personal representative in the case of death) shall be entitled to exercise all or any part of any Nonqualified Stock Options or SARs which are otherwise exercisable on his date of termination of service during the remaining term of such Award.

        iii) General. The Committee may, in its discretion, accelerate the vesting of any employment or service of an Eligible
                 Employee or Eligible Director for any reason, including death, Retirement, Disability, or resignation, as the case may be.
                 In no event shall any Option or SAR be exercisable past the term established in the Award Agreement. Any vested Option or SAR which is not exercised before the earlier of the dates provided above or its term, shall expire.

(b) Restricted Stock Awards. The Committee may, in its discretion, (i) accelerate the vesting of a Restricted Stock Award in the case of death or Disability of an Eligible Employee or (ii) provide for early termination of any Restriction Period in the case of death, Retirement, or resignation of an Eligible Director. In the case of Retirement of an Eligible Employee, the vesting of a Restricted Stock Award shall be accelerated as follows: (x) no acceleration in the case of Retirement within a period less than one year subsequent to the Date of Grant, (y) acceleration of vesting of one-third (1/3) of the shares included in the Restricted Stock Award in the case of Retirement within a period greater than one year, but less than two years subsequent to the Date of Grant, and (z) acceleration of vesting of two-thirds (2/3) of the shares included in the Restricted Stock Award in the case of Retirement within a period greater than two years, but less than three years subsequent to the Date of Grant.

(c) General. Unless otherwise accelerated pursuant to the terms of the relevant Award Agreement or by the Committee as set forth herein, all unvested Awards shall be forfeited upon termination of employment of the Eligible Employee or termination of service of the Eligible Director.

SECTION 10.3 Limited Transferability -- Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award

Agreement pursuant to which such Nonqualified Stock Options are granted must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 10.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 10.2 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of
Section 10.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section
10.2 hereof. No transfer pursuant to this Section 10.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 10.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution and, for the avoidance of doubt, for no consideration; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

SECTION 10.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

SECTION 10.5 Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event and any Restriction Period shall terminate immediately.

SECTION 10.6 Amendments to Awards. Subject to the limitations of the Plan, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that no amendment shall be allowed which has the effect of repricing an Award, and amendments which are adverse to the Participant shall require the Participant's consent.

SECTION 10.7 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 10.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 10.9 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 10.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 10.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas except as superseded by applicable Federal law.

SECTION 10.12 Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

SECTION 10.13 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

                                    EXHIBIT A
    Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan Performance Criteria


Average dayrates

Cash flow

Debt to cash flow

Debt to EBITDA

Debt to equity ratio

Dividend growth

Dividend maintenance

Earnings (Net income, Earnings before interest, taxes, depreciation and amortization, Earnings Per Share)

EBITDA

EBITDA to Interest

General and Administrative Expenses

Net income

Operating income

Pre-tax income

Profit returns/margins

Relative stock price performance

Return on Assets

Return on Equity

Return on invested capital

Revenues

Rig margin

Rig revenue

Safety

Stock price appreciation

Total stockholder return

Utilization